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                                                                     EXHIBIT 4.3

                             ARTICLES OF AMENDMENT

                     SECURITY CAPITAL ATLANTIC INCORPORATED



THIS IS TO CERTIFY THAT:

     FIRST: Immediately upon the filing (the "Filing") of these Articles of Amendment for record with the State Department of Assessments and Taxation of Maryland (the "SDAT"), pursuant to Section 2-602(b)(8) the number of shares of Common Stock, $.01 par value per share ("Common Stock"), of Security Capital Atlantic Incorporated, a Maryland corporation (the "Corporation"), which were issued and outstanding immediately prior to the Filing with the SDAT and held of record by each holder thereof shall be changed into one half of such number of shares of Common Stock. Upon the Filing, any right, option, warrant or other contract right to purchase any share or shares of Common Stock, or any security convertible into such Common Stock, shall, without further action, evidence an equivalent right, option, warrant or other contract right to purchase one half of such number or numbers of shares of Common Stock.

     SECOND: The amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

     THIRD: The undersigned Vice President acknowledges these Articles of Amendment to the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Vice President and attested to by its Secretary on this 10th day of September, 1996.



ATTEST:                                 SECURITY CAPITAL ATLANTIC INCORPORATED


/s/ Jeffrey A. Klopf                    By: /s/ Kathy B. Farr           (Seal)
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Secretary                                   Vice President